Exhibit 10.1

Exhibit 10.1 June 1, 2012 David Serxner TRAC Intermodal™ 211 College Road East Princeton, NJ 08540 Re: Severance Entitlement Dear David: This letter agreement (“Letter Agreement”), entered into effective as of the date hereof by you and Interpool, Inc. d/b/a TRAC Intermodal (the “Company”), sets forth the mutual understanding between you and the Company regarding severance in the event that the Company terminates your employment without Cause. Reference is made to the Management Shareholder Agreement, dated as of June 1, 2012, entered into by and between the Company, Seacastle Inc., SCT Chassis Inc. and you (the “Shareholder Agreement”). Capitalized terms used in this Letter Agreement and not otherwise defined herein have the meanings assigned to them in the Shareholder Agreement. In consideration of the mutual promises, covenants and agreements contained herein and in the Shareholder Agreement, together with other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows: 1. Certain Terms of Employment. This Letter Agreement is not a contract of employment. Your employment with the Company is “at will” and may be terminated by you or the Company at any time for any reason or no reason whatsoever. 2. Termination without Cause. Your employment may be terminated by the Company at any time without Cause, effective either: (i) thirty (30) days following the date on which a written notice to such effect is delivered to you or, (ii) at the election of the Company in its sole discretion, such earlier date as is reasonably designated by the Company, provided that the Company shall continue to pay your current base salary for thirty (30) days following such notice of termination (in eitiier the case of clauses (i) or (ii) above, the effective date of your termination is the “Termination Date”). In the event that (A) other than for death or Disability, your employment is terminated by the Company without Cause, and (B) you execute and do not revoke a Release within sixty (60) days following your Termination Date, you shall be entitled to receive, provided that you do not materially breach any term or condition contained in the Shareholder Agreement (including without limitation in Sections 5 and 6 thereof): (a) an amount in cash equal to one (1) year of your annual base salary in effect on the Termination Date to be paid to you in equal installments in accordance with the regular payroll practices of the Company over a twelve (12) month period commencing on the first payroll date following the date the Release becomes effective in accordance with its terms TRAC Intermodal 1 211 College Road East Princeton, NJ 08540 t. 609.452.8900 f. 609.452.8211

(the “First Payment Date”“), with the first payment to consist of all amounts payable to you pursuant to this Letter Agreement between the Termination Date and the First Payment Date; and (b) an amount in cash equal to the annual bonus paid to you in respect of the most recently completed fiscal year prior to the Termination Date, multiplied by a fraction, the numerator of which is the number of calendar days that you were employed by the Company during the year in which the Termination Date occurred and the denominator of which is 365, which amount shall be payable to you in a lump sum payment in accordance with the regular payroll practices of the Company on or around the time that employees of the Company receive bonuses in respect of the fiscal year during which the Termination Date occurred. Anything to the contrary in this Section 2 notwithstanding, if the sixty (60) day period referenced above begins in one taxable year and ends in the subsequent taxable year, the First Payment Date shall in all events occur in the subsequent taxable year. 3. Section 409A. The intent of the parties is that payments and benefits under this Letter Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Letter Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, you shall not be considered to have terminated employment with the Company for purposes of any payments under this Letter Agreement which are subject to Section 409A of the Code until you have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Letter Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments described in this Letter Agreement will be exempt from or comply with Section 409 A of the Code and makes no undertaking to preclude Section 409 A of the Code from applying to any such payment. 4. Entire Agreement. This Letter Agreement sets forth the entire agreement between the parties hereto and fully supersedes any prior or contemporaneous agreements, term sheets, representations and understandings between the parties with respect to the subject matter hereof, including without limitation any “Summary of Employment Terms” that was provided to you by the Company or an affiliate of the Company in connection with your commencement of employment with the Company, whether written or oral, which in each case shall be of no further force or effect as of the date of this Letter Agreement. This Letter Agreement may be modified only in a document signed by the parties and referring explicitly to this Letter Agreement. Each party acknowledges that such party has not relied on any representations, promises or agreements of any kind made to such party in connection with the other party’s decision to enter into this Letter Agreement, except for those set forth in this Letter Agreement. [signature page to follow] 2

This Letter Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Letter Agreement may be amended or modified only in writing signed by both parties hereto. Very truly yours, INTERPOOL, INC. By: /s/ Keith Lovetro Name: Keith Lovetro Title: President & CEO Accepted and agreed to as of the date set forth above: /s/ David Serxner David Serxner 3